UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2019 (July 5, 2019)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Vista Way Anoka, MN	55303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (763) 433-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

On July 5, 2018, Vista Outdoor Inc. ("Vista") and one of its subsidiaries, Vista Outdoor Operations LLC (the “Seller”), entered into a definitive agreement (the "Stock Purchase Agreement") to sell all of the issued and outstanding equity interests of Caliber Company, the legal entity operating Vista’s Savage Arms and Stevens firearms brands, to a financial buyer, Long Range Acquisition LLC (the "Buyer"), for a total purchase price of $170 million (the “Transaction”). Pursuant to the terms of the Stock Purchase Agreement, the Buyer paid the Seller $158 million in cash, subject to certain transaction adjustments, and $12 million in the form of a promissory note (the “Promissory Note”). The unpaid principal due under the Promissory Note is payable on July 5, 2024.

Pursuant to the terms of the Stock Purchase Agreement, the Buyer and the Seller entered into a transition services agreement, pursuant to which transition services will be provided by the Seller to the Buyer.

The Stock Purchase Agreement and ancillary documents entered into in connection therewith contain customary representations, warranties and covenants from the parties (including certain limited indemnification, non-competition and non-solicitation provisions applicable to the Seller and its affiliates).

The representations and warranties contained in the Stock Purchase Agreement were made only for purposes of the Stock Purchase Agreement and as of the specific dates; were solely for the benefit of the parties to the Stock Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of an actual state of facts or condition of any of the parties to the Stock Purchase Agreement or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which information may or may not be fully reflected in public disclosures.

The foregoing summary of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On July 8, 2019, Vista issued a press release announcing the Transaction, a copy of which is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d)                                 Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of July 5, 2019, by and among Vista Outdoor Operations LLC, Caliber Company, Long Range Acquisition LLC, and Vista Outdoor Inc.
99.1	Press release of Vista Outdoor Inc. dated July 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: SVP/Chief Legal, HR &
Compliance Officer/Corporate Secretary

Date:  July 8, 2019

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of July 5, 2019, by and among Vista Outdoor Operations LLC, Caliber Company, Long Range Acquisition LLC, and Vista Outdoor Inc.
99.1	Press release of Vista Outdoor Inc. dated July 8, 2019.